Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact
Stephen P. Hall
Chief Financial Officer
336-290-8721
TriPath Imaging Announces Agreement to Be Acquired by Becton, Dickinson and Company
Conference call with analysts and investors to be held on September 13, 2006

BURLINGTON, N.C., September 8, 2006 — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that it has signed a definitive merger agreement with BD (Becton, Dickinson and Company) (NYSE: BDX), pursuant to which BD has agreed to acquire the approximately 93.5% of the outstanding shares of TriPath Imaging, Inc. that BD does not currently own. The agreement provides that BD will pay $9.25 in cash for each share of TriPath Imaging common stock and provides for the cash-out of all existing options, stock appreciation rights and warrants based on the same per share consideration. This represents an 81% percent premium to $5.12, which was TriPath Imaging’s closing share price on August 14, 2006, when BD’s proposal to acquire TriPath Imaging was first announced. The closing of this transaction is subject to customary conditions, including Hart-Scott-Rodino clearance and the approval of TriPath Imaging’s stockholders. The transaction is expected to close in the fourth quarter of calendar 2006.
Paul R. Sohmer, M.D., Chief Executive Officer of TriPath Imaging, said, “Given the close working relationship that we have enjoyed with BD through our collaborative efforts to develop and commercialize our molecular oncology products, we are very pleased that BD shares our vision for diagnostic oncology and understands the opportunities for growth associated with both our current cervical cytology business featuring the SurePath® liquid based Pap test and the FocalPoint® Imaging System and our emerging molecular oncology business. To this end, we believe that joining BD will provide the breadth of complementary technologies, market clout, and resources required to gain the market leadership position for our cervical cancer screening business and to accelerate the successful market introduction of our innovative molecular oncology products.”
UBS Securities LLC acted as financial advisor to TriPath Imaging in connection with the transaction. Edwards, Angell, Palmer & Dodge LLP was TriPath Imaging’s legal advisor in connection with the transaction.
Conference Call
On Wednesday, September 13, 2006, TriPath Imaging will hold a conference call with analysts and investors regarding this announcement. Details for the call will be provided in a separate release.

Exhibit 99.1
About TriPath Imaging
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic products for malignant melanoma and cancers of the cervix, breast, ovary and prostate.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders and its Reports on Form 8-K filed with the SEC on June 30, 2006, July 25, 2006 and September 8, 2006. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4%, of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between BD and TriPath Imaging, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the combined company and any other statements about TriPath Imaging managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the need for approval of the transaction by TriPath stockholders, the ability to consummate the transaction; the ability to realize anticipated efficiencies and opportunities; and other factors described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC.